Capital World Growth and Income Fund, Inc.
            333 South Hope Street, Los Angeles, California 90071-1406
                              Phone (213) 486 9200





                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



STEPHEN E. BEPLER, President and PEO, and JEFFREY P. REGAL, Treasurer of Capital World Growth and Income Fund, Inc.(the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended November 30, 2003 (the "Form N-CSR"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer

CAPITAL WORLD GROWTH AND                    CAPITAL WORLD GROWTH AND
INCOME FUND, INC.                           INCOME FUND, INC.



/s/ Stephen E. Bepler                       /s/ Jeffrey P. Regal
Stephen E. Bepler, President                Jeffrey P. Regal, Treasurer

Date: February 5, 2004                      Date: February 5, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL WORLD GROWTH AND INCOME FUND, INC. and will be retained by CAPITAL WORLD GROWTH AND INCOME FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.